Exhibit 99.1

                                  PRESS RELEASE
                                  -------------

                   [LOGO OF GATEWAY FINANCIAL HOLDINGS, INC.]

FOR FURTHER INFORMATION:

Contact: D. Ben Berry, Chairman, President and CEO, or
         David Twiddy, Senior Executive Vice President
         Tel:  (757) 422-4055

              GATEWAY FINANCIAL HOLDINGS REPORTS FY 2005 NET INCOME
                            OF $3.9 MILLION, UP 96.0%

Virginia Beach, VA -- January 23, 2006 -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for the 2005 fiscal year of $3.9 million compared with $2.0 million for the prior fiscal year, an increase of $1.9 million, or 96.0%. Earnings performance was driven by strong revenue growth from the Company's rapidly expanding commercial customer base. Diluted earnings per share were $0.50 for 2005 compared with $0.37 for the prior year, an increase of 35.1%. Per share results were affected by several events in 2004 and 2005 that increased weighted average diluted shares by 46.6%, from 5,370,973 shares for fiscal year 2004 to 7,875,455 for 2005. These events included: the conversion of warrants to purchase 1,320,817 shares of common stock in June 2004; the October 2004 public offering of 1,932,000 shares of common stock; an 11-for-10 stock split effective in the form of a stock dividend distributed on June 20, 2005; and the fourth quarter 2005 public offering of 2,000,000 shares of common stock.

For the fourth quarter of 2005, the Company reported net income of $1.2 million compared with $638 thousand for the prior-year fourth quarter, an increase of $583 thousand or 91.4%. Diluted earnings per share were $0.15 for the current quarter compared with $0.09 for last year, an increase of 66.7%. Per share results were adjusted to reflect the June 20, 2005 stock split as well as the impact of the fourth quarter 2004 public offering of 1,932,000 shares and the fourth quarter 2005 public offering of 2,000,000 shares of common stock. These events increased average diluted shares for the fourth quarter of 2005 to 8,107,197, up 17.0% over the 6,931,071 shares for the year-ago quarter.

Commenting on these results, D. Ben Berry, Chairman and CEO of Gateway Financial Holdings, stated, "We are pleased to report another year and quarter of record earnings. We take great pleasure in the consistent, successful execution of a strategy that is highly growth-oriented and capital-dependent, yet still delivers on our promise to shareholders of double-digit EPS growth. We added two branches in 2005 -- and opened our first Raleigh branch on January 4, 2006 -- and increased assets by 64.7% while sequentially improving on all measures of core profitability: ROE, ROA, net interest margin, and the efficiency ratio. Moreover, asset quality remains exceptional."

Mr. Berry added, "We continue to actively expand our geographic footprint, focusing on high-growth Virginia and North Carolina markets. We just recently opened our first office in Raleigh, North Carolina, and anticipate adding offices in the Greater Raleigh/ Durham/ Chapel Hill area over the next 24 to 36 months. We also are planning to convert our loan productions offices in Wilmington, North Carolina, and Williamsburg, Virginia into full-service branches in 2006, and in February 2006, we plan to open our first banking office in the historic Ghent district of Norfolk, Virginia. Two additional locations are planned for 2006: Lynhaven, our sixth office in Virginia Beach, and Southern Shores on the Outer Banks of North Carolina (early Spring). We have ample capital to fund these expansion initiatives, and our past performance gives us confidence that we will continue to deliver double-digit earnings as we grow."

Total revenue, defined as net interest income and non-interest income, for fiscal 2005 was $31.4 million, an increase of 66.9% above the $18.8 million reported for the prior fiscal year. Net interest income was $23.3 million, a $10.4 million or 80.1% increase over the $12.9 million reported for 2004. The increase reflects a 68.1% increase in average earning assets combined with a 22-basis point improvement in the net interest margin to 3.81%. Mr. Berry credited the improved net interest margin to Gateway's asset-sensitive balance sheet and growing core deposit base.

Non-interest income for 2005 was $8.1 million, an increase of $2.2 million or 37.7% above the prior year level. Excluding securities gains from both years, non-interest income increased 43.7%. Much of this increase was driven by the expansion of our banking activities; service charge income increased $808.1 thousand, or 53.9%, and service fee income grew $363.6 thousand, or 140.1%. Other income was $5.5 million, up 39.8%, from $3.9 million in 2004; much of this growth is attributable to Gateway's non-banking activities, namely insurance and brokerage services, which accounted for $3.0 million in 2005, a $749.5 thousand, or 32.7% increase, from fiscal year 2004. BOLI income increased $277.6 thousand, to $679.3 thousand for 2005.

For the fourth quarter of 2005, total revenue was $9.4 million compared with $5.7 million for the fourth quarter of 2004, an increase of 66.1%. Net interest income increased 76.7% to $7.1 million, reflecting a 65.6% growth in average earning assets and a 38 basis point improvement in the net interest margin to 3.96%. Non-interest income was $2.3 million compared with $1.7 million in the prior-year period, an increase of 40.6%.

Non-interest expense for 2005 was $23.3 million, a 58.8% increase from the $14.7 million reported in the prior fiscal year. Growth reflects significant infrastructure expansion. During 2005, Gateway opened two de novo branches, and a third in January 2006, and added 56 new employees, bringing the total FTEs to
247. As a result, salaries and benefits increased 47.8%, and occupancy and equipment rose 59.2%. The efficiency ratio improved to 74.17% for 2005 from 77.95% a year ago.

For the fourth quarter of 2005, non-interest expense was $6.8 million compared with $4.4 million in the fourth quarter of 2004, an increase of 56.2%. The efficiency ratio improved to 72.38% from 76.96% for the prior-year period.

At December 31, 2005, total assets were $882.4 million, an increase of $346.7 million, or 64.7%, above the $535.7 million reported twelve months ago. Loans increased $284.7 million, or 74.5%, to $666.7 million; virtually all of this growth was organic. Deposits rose $240.0 million, or 59.1%, to $646.3 million. Borrowings, including junior subordinated debentures, totaled $134.7 million at December 31, 2005, an increase of $70.7 million or 110.7% from twelve months ago.

Mr. Berry added, "Asset quality remains exceptional. As evidenced by our low nonperforming asset levels and minimal charge-offs, we continue to maintain and enforce stringent underwriting guidelines." Net charge-offs for the fiscal year 2005 were $80 thousand compared with $21 thousand for 2004. Past due and non-accrual loans were $359 thousand, or 0.05% of total loans, at December 31, 2005, compared with $490 thousand, or 0.13% of total loans, twelve months ago. At December 31, 2005, the allowance for loan losses was $6.3 million, or 0.94% of total loans.

Stockholders' equity at December 31, 2005 totaled $98.7 million, an increase of $34.4 million, or 53.5%, from twelve months ago. The 2.0 million new shares issued this past December added approximately $30.0 million to Gateway's capital base. Stockholders' equity equaled 11.19% of total assets, and the total risk-based capital ratio was 15.26% at period-end, well in excess of the "well-capitalized" regulatory threshold. Mr. Berry concluded, "Our shareholders play an important role in supporting our company, and our financial strategies reward that loyalty. I am pleased to note that we raised our fourth quarter dividend by 50% to $0.03 per share, reflecting our growth in earnings. We look forward to sharing our future success as we continue to expand our footprint in high-growth markets of eastern North Carolina and the contiguous Greater Hampton Roads market of Virginia."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of nineteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth, Roper and Raleigh, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS. Visit the Corporation's web site at www.gatewaybankandtrust.com.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Fourth Quarter and FY 2005 Results

               GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                                  (Unaudited)

                                                                               QUARTERLY
                                                -----------------------------------------------------------------------
                                                  4TH QTR        3RD QTR        2ND QTR        1ST QTR        4TH QTR
(dollars in thousands except per share data)        2005           2005          2005            2005           2004
---------------------------------------------   -----------    -----------    -----------    -----------    -----------
EARNINGS
  Net interest income                           $     7,082          6,133          5,418          4,671          4,007
  Provision for loan losses                     $       750            550            500            400            450
  Non Interest income                           $     2,336          2,007          2,052          1,671          1,662
  Non Interest expense                          $     6,817          6,029          5,618          4,801          4,363
  Pre-tax income                                $     1,851          1,561          1,352          1,141            856
  Net income                                    $     1,221          1,016            901            802            638
  Basic earnings per share                      $      0.16           0.14           0.12           0.11           0.11
  Diluted earnings per share                    $      0.15           0.13           0.12           0.10           0.10
  Weighted average basic shares outstanding       7,715,218      7,406,785      7,379,836      7,362,187      6,648,935
  Weighted average diluted shares                 8,107,197      7,775,253      7,737,240      7,680,432      6,931,071

PERFORMANCE RATIOS
  Return on average assets                             0.58%          0.56%          0.56%          0.57%          0.50%
  Return on average common equity                      5.77%          6.08%          5.49%          5.04%          4.29%
  Net interest margin (fully tax-equivalent)           3.96%          3.78%          3.76%          3.75%          3.58%
  Efficiency ratio                                    72.38%         74.07%         75.20%         75.71%         76.96%
  Full-time equivalent employees                        247            225            217            205            191

CAPITAL
  Average equity to average assets                    11.68%          9.23%         10.21%         11.24%         11.68%
  Tier 1 leverage capital ratio                       13.47%         11.50%         11.79%         12.41%         13.89%
  Tier 1 risk-based capital ratio                     14.39%         11.89%         12.49%         14.46%         16.41%
  Total risk-based capital ratio                      15.26%         12.80%         13.38%         15.40%         16.92%
  Book value per share                          $      9.66           9.01           8.94           8.72           8.78
  Cash dividend per share                       $      0.03           0.02           0.02           0.02           0.02

ASSET QUALITY
  Gross loan charge-offs                        $        32             38             10              7             81
  Net loan charge-offs                          $        29             36              9              6             80
  Net loan charge-offs to average loans                0.01%          0.01%          0.00%          0.00%          0.02%
  Allowance for loan losses                     $     6,283          5,562          5,048          4,557          4,163
  Allowance for loan losses to total loans             0.94%          0.94%          0.95%          1.02%          1.09%
  Past due and nonaccrual loans                 $       359            390            618          1,078            913
  Past due and nonaccrual loans to total
   loans                                               0.05%          0.07%          0.12%          0.24%          0.24%
  Other real estate and repossessed assets      $         0              0              0              0              0

END OF PERIOD BALANCES
  Loans (before allowance)                      $   666,652        590,439        532,227        446,526        381,956
  Total earning assets (before allowance)       $   820,873        669,534        609,254        530,732        478,852
  Total assets                                  $   882,422        740,279        678,560        591,445        535,728
  Deposits                                      $   646,262        588,058        525,115        435,868        406,259
  Stockholder's equity                          $    98,744         67,193         66,148         64,218         64,318

AVERAGE BALANCES
  Loans (before allowance)                      $   641,354        559,498        495,090        413,995        350,006
  Total earning assets (before allowance)       $   736,239        643,044        577,865        505,049        444,561
  Total assets                                  $   809,546        718,237        638,491        573,470        505,911
  Deposits                                      $   523,402        572,354        463,356        429,363        400,203
  Stockholder's equity                          $    77,895         66,302         65,163         64,594         59,121

                                                         ANNUAL
                                                --------------------------
(dollars in thousands except per share data)       2005            2004
---------------------------------------------   -----------    -----------
EARNINGS
  Net interest income                           $    23,303         12,941
  Provision for loan losses                     $     2,200          1,425
  Non Interest income                           $     8,067          5,857
  Non Interest expense                          $    23,266         14,653
  Pre-tax income                                $     5,904          2,720
  Net income                                    $     3,939          2,010
  Basic earnings per share                      $      0.53           0.41
  Diluted earnings per share                    $      0.50           0.37
  Weighted average basic shares outstanding       7,467,380      4,926,636
  Weighted average diluted shares                 7,875,455      5,370,973

PERFORMANCE RATIOS
  Return on average assets                             0.58%          0.49%
  Return on average common equity                      5.77%          5.12%
  Net interest margin (fully tax-equivalent)           3.81%          3.59%
  Efficiency ratio                                    74.17%         77.95%
  Full-time equivalent employees                        247            191

CAPITAL
  Average equity to average assets                    10.15%          9.62%
  Tier 1 leverage capital ratio                       13.47%         13.89%
  Tier 1 risk-based capital ratio                     14.39%         16.41%
  Total risk-based capital ratio                      15.26%         17.40%
  Book value per share                          $     10.40           8.78
  Cash dividend per share                       $      0.09           0.02

ASSET QUALITY
  Gross loan charge-offs                        $        87            175
  Net loan charge-offs                          $        80             21
  Net loan charge-offs to average loans                0.02%          0.01%
  Allowance for loan losses                     $     6,283          4,163
  Allowance for loan losses to total loans             0.94%          1.09%
  Past due and nonaccrual loans                 $       359            490
  Past due and nonaccrual loans to total
   loans                                               0.05%          0.13%
  Other real estate and repossessed assets      $         0              0

END OF PERIOD BALANCES
  Loans (before allowance)                      $   666,652        381,956
  Total earning assets (before allowance)       $   820,873        475,296
  Total assets                                  $   882,422        535,728
  Deposits                                      $   646,262        406,259
  Stockholder's equity                          $    98,744         64,318

AVERAGE BALANCES
  Loans (before allowance)                      $   523,492        301,466
  Total earning assets (before allowance)       $   606,067        360,455
  Total assets                                  $   679,020        407,699
  Deposits                                      $   446,071        255,681
  Stockholder's equity                          $    68,258         39,226

Gateway Financial Holdings, Inc. and Subsidiaries
Fourth Quarter and FY 2005 Results

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                    THREE MONTHS ENDED              12 MONTHS ENDED
                                                ---------------------------   ---------------------------
                                                December 31,   December 31,   December 31,   December 31,
                                                    2005           2004           2005           2004
                                                ------------   ------------   ------------   ------------
                                                (Unaudited)    (Unaudited)    (Unaudited)      Audited
                                                      (Amounts in (000), except per share data)
INTEREST INCOME
  Loans, including fees                         $     11,676   $      5,356   $     36,358   $     17,509
  Investment securities                                  759            736          2,935          1,899
  Interest-earning bank deposits                          24             76            138            102
  Other interest and dividends                            84             25            248            122
                                                ------------   ------------   ------------   ------------
    Total interest income                             12,543          6,193         39,679         19,632

INTEREST EXPENSE
  Deposits                                             4,334          1,748         12,694          4,983
  Short term Debt                                        259             98          1,140            404
  Long-term debt                                         868            340          2,542          1,304
                                                ------------   ------------   ------------   ------------
    Total interest expense                             5,461          2,186         16,376          6,691
                                                ------------   ------------   ------------   ------------
    Net interest income                                7,082          4,007         23,303         12,941
  Provision for loan losses                              750            450          2,200          1,425
                                                ------------   ------------   ------------   ------------
    Net interest income after provision
     for loan losses                                   6,332          3,557         21,103         11,516

NON INTEREST INCOME
  Service charges on accounts                            671            454          2,308          1,500
  Net gain on sales of securities                        199            280            282            440
  Other income                                         1,466            928          5,477          3,917
                                                ------------   ------------   ------------   ------------
    Total non interest income                          2,336          1,662          8,067          5,857

NON INTEREST EXPENSE
  Salaries and benefits                                3,488          2,413         11,583          7,838
  Occupancy and equipment                              1,242            783          4,592          2,884
  Data processing fees                                   279            197            941            606
  Other expense                                        1,808            970          6,150          3,325
                                                ------------   ------------   ------------   ------------
    Total non interest expense                         6,817          4,363         23,266         14,653
                                                ------------   ------------   ------------   ------------
    Income before income taxes                         1,851            856          5,904          2,720

  Income taxes                                           630            218          1,965            710
                                                ------------   ------------   ------------   ------------
    Net income                                  $      1,221   $        638   $      3,939          2,010
                                                ------------   ------------   ------------   ------------
  Basic earnings per share                      $       0.16   $       0.10   $       0.53   $       0.41

  Diluted earnings per share                    $       0.15   $       0.09   $       0.50   $       0.37

  Weighted average basic shares outstanding        7,715,218      6,648,935      7,467,380      4,926,636

  Weighted average diluted shares outstanding      8,107,197      6,931,071      7,875,455      5,370,973

GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Fourth Quarter & FY 2005 Results

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31,    DECEMBER 31,
                                                    2005            2004
                                                ------------    ------------
                                                (Unaudited)         *
                                                  ($,000)         ($,000)
                                                ------------    ------------
ASSETS
  Cash and due from banks                       $     18,475    $      9,028
  Interest-earnings deposits in other banks            3,668           1,245
                                                ------------    ------------
    Total cash and cash equivalents                   22,143          10,273

  Securities available for sale                      123,773          92,608
  Securities held to maturity                              0               0
  Federal Home Loan Bank stock                         6,208           2,321
  Federal Reserve Bank stock                           2,097             722

  Total loans and leases                             666,652         381,956
  Allowance for loan losses                           (6,283)         (4,163)
                                                ------------    ------------
    Total loans, net                                 660,369         377,793

  Premises and equipment, net                         29,551          18,895
  Bank owned life insurance policies                  17,187          16,507
  Accrued interest receivable                          5,883           2,697
  Other assets                                        15,211          13,912
                                                ------------    ------------
    Total assets                                $    882,422    $    535,728
                                                ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
  Noninterest-bearing                           $     89,162    $     52,348
  Interest-bearing                                   557,100         353,911
                                                ------------    ------------
      Total deposits                                 646,262         406,259

  Short term Debt                                     57,200          35,861
  Long-term debt                                      77,465          28,065
  Accrued expenses and other liabilities               2,751           1,225
                                                ------------    ------------
      Total liabilities                              783,678         471,410

STOCKHOLDERS' EQUITY
  Common stock                                        93,842          62,726
  Retained earnings (deficit)                          5,337           1,813
  Accumulated other comprehensive income (loss)         (435)           (221)
                                                ------------    ------------
    Total stockholders' equity                        98,744          64,318

    Total liabilities and stockholders' equity  $    882,422    $    535,728
                                                ============    ============

                               * end of release *